UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2021

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 5, 2021, at the annual meeting of shareholders of rogers Corporation (the "Company"), sufficient shares were present for purposes of a quorum, and each of the following three proposals was submitted to a vote of the Company's shareholders. The voting results for those proposals are set forth below.
1.The nine nominees to the Company's Board were elected based on the following votes, to hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Keith L. Barnes	16,875,966	70,209	359,596
Megan Faust	16,927,056	19,119	359,596
Bruce D. Hoechner	16,919,231	26,944	359,596
Carol R. Jensen	16,705,146	241,029	359,596
Keith Larson	16,925,581	20,594	359,596
Ganesh Moorthy	16,903,626	42,549	359,596
Jeffrey J. Owens	16,925,940	20,235	359,596
Helene Simonet	16,929,835	16,340	359,596
Peter C. Wallace	16,680,243	265,932	359,596

2.By the following vote, the Company's shareholders approved a non-binding advisory resolution on the 2020 compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
16,767,702	153,888	24,585	359,596

3.By the following vote, the Company's shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstain
17,284,586	14,100	7,085

________________________________________________________________________________________________________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: May 6, 2021	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President Corporate Development, General Counsel, and Corporate Secretary